EXHIBIT 99.2

WRITTEN STATEMENT

 PURSUANT TO

18 U.S.C. SECTION 1350

                The undersigned, Michael P. McGee, the Chief Financial Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

                                (i)            the quarterly report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2003 (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

                                (ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003

/s/ Michael P. McGee
Michael P. McGee

A signed original of this written statement required by Section 906 has been provided to International Rectifier Corporation and will be retained by International Rectifier Corporation and furnished to the Securities and Exchange Commission or its staff upon request.